EXHIBIT 10.47

FORM OF CONVERTIBLE DEBENTURE

NEITHER THE ISSUANCE AND SALE OF THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

Medgenics, Inc.

Convertible Debenture

Issuance Date: __________ _, 2009	Original Principal Amount: U.S. $________

FOR VALUE RECEIVED, MEDGENICS, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of [NAME OF BUYER] or registered assigns (“Holder”) on the Maturity Date (as defined in Section 1 below) the Original Principal Amount set forth above (the “Principal”) together with interest thereon (“Interest”) at the rate of ten percent (10%) per annum (as the same may be increased pursuant to Section 3 below, the “Interest Rate”), in accordance with Section 3 below. This Convertible Debenture (including all Convertible Debentures issued in exchange or as a replacement for this Debenture, or upon transfer hereof, this “Debenture”) is one of an issue of Convertible Debentures (collectively, the “Debentures” and such other Convertible Debentures, the “Other Debentures”) issued pursuant to the Securities Purchase Agreement (as defined below). Certain capitalized terms are defined in Section 23.

(1)            MATURITY. Unless earlier converted in accordance with the provisions of this Debenture, on the Maturity Date, the Holder shall surrender this Debenture to the Company and the Company shall pay to the Holder an amount in cash representing all outstanding Principal and accrued and unpaid Interest thereon; provided that, the Holder shall not be required to surrender this Debenture to the Company and shall continue to have the right to convert this Debenture in accordance with Section 4(a) of this Debenture (i) if a Default or Event of Default shall exist on the Maturity Date, for so long as a Default or Event of Default shall exist and (ii) if a Change of Control is publicly announced prior to the Maturity Date, through the date that is ten (10) Business Days after the consummation of a Change of Control. The “Maturity Date” shall be ________ __, 2011, as such date may be accelerated pursuant to Section 5.

(2)           NO PREPAYMENT. This Debenture may not be prepaid.

(3)           INTEREST; INTEREST RATE. Interest on this Debenture (i) shall accrue during the period from and including the Issuance Date set forth above (the “Issuance Date”) through and including the earlier of the date on which (a) all outstanding Principal and accrued and unpaid Interest thereon are paid in full and (b) this Debenture is converted in accordance with the provisions hereof, (ii) shall be computed on the basis of a 365-day year and actual days elapsed and (iii) shall be payable in arrears on (a) the last day of each September, December, March and June (each, an “Interest Date”), commencing June 30, 2009, (b) unless earlier converted in accordance with the provisions of this Debenture, the Maturity Date and (c) if converted in accordance with the provisions of this Debenture, as set forth in Section 4(d). Interest shall be payable in cash (except as otherwise provided in Section 4(d)). During any period when an Event of Default exists (the “Default Period”), the Interest Rate shall automatically increase by two percent (2%) per month up to a maximum of eighteen percent (18%) per annum and all computations of interest during a Default Period shall be based on such increased rate. In the event that such Event of Default is subsequently cured, the Interest Rate shall revert back to the pre-default rate effective from and after the date of such cure.

(4)           CONVERSION OF NOTES. This Debenture shall be convertible into shares of Common Stock of the Company, on the terms and conditions set forth in this Section 4.

(a)           Optional Conversion. Subject to the provisions of Section 4(d), at any time on or after the Issuance Date, the Holder shall be entitled to convert all but not less than all of the Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 4(d), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any optional conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount (other than taxes on or measured by the net income of the Holder).

(b)           Mandatory Conversion. Upon the consummation of a Qualified Transaction at any time on or after the Issuance Date, the Holder shall be required to convert all of the Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 4(d), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any mandatory conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount (other than taxes on or measured by the net income of the Holder). Upon the consummation of a Qualified Transaction, this Debenture shall represent the right to receive Common Stock in accordance with the provisions of this Debenture and shall cease to evidence Indebtedness.

(c)            Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 4(a) or 4(b) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i)          “Conversion Amount” means on any date the outstanding Principal amount of this Debenture on such date.

(ii)         “Conversion Price” shall be determined as follows: (i) prior to the consummation of a Qualified Transaction, the Conversion Price shall be $0.12, (ii) upon the consummation of a Qualified Transaction, (a) in the event the offering price or merger consideration (as applicable) per share in the Qualified Transaction is equal to or greater than $0.12, the Conversion Price shall be the lesser of $0.12 and 40% of the offering price or merger consideration (as applicable) per share in the Qualified Transaction, (b) in the event the offering price or merger consideration (as applicable) per share in the Qualified Transaction is equal to or greater than $0.07, but less than $0.12, the Conversion Price shall be $0.07, (c) in the event the offering price or merger consideration (as applicable) per share in the Qualified Transaction is less than $0.07, the Conversion Price shall be the offering price or merger consideration (as applicable) per share in the Qualified Transaction, in each case subject to adjustment as provided herein.

(iii)        “Qualified Acquisition” means the acquisition of all of the issued and outstanding common stock of the Company by a public company the common stock of which is traded on a U.S. Stock Market or on the OTC Bulletin Board in a transaction where the holders of the common stock of the Company receive, in exchange for such common stock, common stock of such public company and, after giving effect to such transaction and any capital-raising transaction completed prior to or at the time of such transaction, such public company has available cash of not less than $5,000,000.

(iv)        “Qualified Merger” means a merger or reverse merger between the Company and a public company the common stock of which is traded on a U.S. Stock Market or on the OTC Bulletin Board, the survivor of which is a public company having available cash of not less than $5,000,000 after giving effect to such merger and any capital-raising transaction completed prior to or at the time of such merger.

(v)         “Qualified Transaction” means any of (i) an underwritten public offering of the Company’s common stock on a U.S. Stock Market resulting in gross proceeds to the Company of not less than $5,000,000, (ii) a Qualified Merger or (iii) a Qualified Acquisition.

(vi)        “U.S. Stock Market” means the NYSE, the NYSE Amex or the Nasdaq Stock Market.

(d)          Mechanics of Conversion. To convert the Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver) to the Company, for receipt on or prior to 11:59 p.m., Eastern Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) and (B) surrender this Debenture to a common carrier for delivery to the Company as soon as practicable on or following such date (or provide to the Company an indemnification undertaking in accordance with Section 15(b) in the case of the loss, theft or destruction of this Debenture). On or before the second (2nd) Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder (and, if such conversion occurs after a Qualified Transaction, the Company’s transfer agent, (the “Transfer Agent”)). On or before the fifth (5th) Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall, or shall cause the Transfer Agent to, issue and deliver to the address specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. Any interest accrued since the Interest Payment Date immediately preceding the Conversion Date on any Conversion Amount converted hereunder shall be added to Principal and shall increase the Conversion Amount as of the Conversion Date. Any other accrued and unpaid interest shall be paid to the Holder on the Conversion Date. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Debenture shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(5)           RIGHTS UPON EVENT OF DEFAULT.

(a)          Event of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder:

(i)          the failure of the Company to make any payment of Principal on this Debenture as and when due and payable;

(ii)         the failure of the Company to make any payment of Interest or other amounts as and when due and payable under this Debenture or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Holder is a party, and such failure shall continue for a period of ten (10) Business Days;

(iii)        The failure of the Company to observe or perform any other term, covenant, or agreement contained in this Debenture and, in the case of a failure which is susceptible of cure, such failure shall have continued unremedied for a period of 20 Business Days;

(iv)        any representation or warranty made by the Company in any Transaction Document shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made;

(v)         any event or condition occurs that results in any Material Indebtedness becoming or being declared to be due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder of Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (in each case after giving effect to any applicable grace period);

(vi)        the Company or any of its Subsidiaries shall (A) make an assignment for the benefit of creditors, (B) admit in writing its inability to pay its debts as they become due, (C) file a voluntary petition in bankruptcy, (D) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, (E) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its property, (F) be the subject of any such proceeding filed against it which remains unstayed or undismissed for a period of 60 days, (G) file any answer admitting or not contesting the material allegations of any such petition filed against it or any order, judgment or decree approving such petition in any such proceeding, (H) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, sequestrator, custodian, liquidator, or fiscal agent for it, or any substantial part of its property, or, if an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent, such order remains in effect for 60 days, or (I) take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of the Company or any such Subsidiary;

(vii)       an (A) order or decree is entered by a court having jurisdiction (1) adjudging the Company or any of its Subsidiaries bankrupt or insolvent, (2) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of the Company or any of its Subsidiaries under the bankruptcy or insolvency laws of any jurisdiction, (3) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or any of its Subsidiaries or of any substantial part of the property of any thereof, or (4) ordering the winding up or liquidation of the affairs of the Company or any of its Subsidiaries, and any such decree or order continues unstayed and in effect for a period of 60 days or (B) order for relief is entered under the bankruptcy or insolvency laws of any jurisdiction;

(viii)      The failure of the Company to observe or perform any other term, covenant, or agreement contained in any Transaction Document to which it is a party and, in the case of a failure which is susceptible of cure, such failure shall have continued unremedied for a period of 20 Business Days after the earliest of (A) the Company’s obtaining actual knowledge of such failure, (B) the date on which the Company in the exercise of reasonable diligence would have obtained actual knowledge of such failure and (C) the Company’s receipt of written notice of such failure from the Holder or any holder of Other Debentures;

(ix)        Judgments or decrees against the Company or any of its Subsidiaries aggregating in excess of $250,000 (unless adequately insured by a solvent unaffiliated insurance company which has acknowledged coverage) shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days;

(x)          any Event of Default (as defined in the Other Debentures) occurs with respect to any Other Debentures; and

(xi)         the Company fails either to (A) register the Common Stock under the Securities Exchange Act of 1934, as amended, and cause the Common Stock to be listed on a U.S. Stock Market or (B) consummate a Qualified Transaction, in either case within 12 months after the date as of which $2,500,000 in aggregate principal amount of Debentures have been sold.

(xii)       the Company makes any severance payments to an employee, whether pursuant to contract, applicable law or otherwise, unless such severance payments are adequately covered by insurance issued by a solvent unaffiliated insurance company which has acknowledged coverage; provided that from and after the date on which the Company shall have issued Debentures to Investors (as defined in the Securities Purchase Agreement) in an aggregate principal amount of at least $400,000, this clause (xii) shall terminate and be of no further force and effect.

(b)          Remedies. Upon the occurrence of an Event of Default (other than an event described in Section 5(a)(vi) or (vii)), and at any time thereafter during the continuance of such event, the Holder may, by notice to the Company, declare the Principal then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable) and thereupon the Principal so declared to be due and payable, together with accrued Interest thereon and all fees and other obligations of the Company accrued under the Transaction Documents, shall become due and payable immediately , without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; and in case of any event described in Section 5(a)(vi) or (vii), the Principal then outstanding, together with accrued Interest thereon and all fees and other obligations of the Company accrued under the Transaction Documents shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

(6)           RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL. Unless otherwise consented to by the Required Holders (which consent shall not be unreasonably withheld or delayed), the Company shall not become party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Debenture and the other Transaction Documents in accordance with the provisions of this Section 6 pursuant to written agreements approved by the Required Holders prior to the consummation of such Fundamental Transaction (such approval not to be unreasonably withheld or delayed), including agreements to deliver to each holder of Debentures in exchange for such Debentures a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Debentures (which shall include having a principal amount and interest rate equal to the principal amounts and the interest rates of the Debentures held by such holders and having a ranking on parity with the Debentures), and otherwise satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an U.S. Stock Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to and be substituted for, may exercise every right and power of, and shall assume all of the obligations of, the Company under this Debenture with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that upon conversion of this Debenture at any time after such consummation, in lieu of the shares of the Company’s Common Stock purchasable upon the conversion of the Debentures prior to such Fundamental Transaction, there shall be issued shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this Debenture. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Debenture.

(7)           RIGHTS UPON OTHER CORPORATE EVENTS. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Debenture, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Debenture) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Debenture initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Debenture.

(8)           ADJUSTMENT OF CONVERSION PRICE UPON SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time on or after the Closing Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Closing Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(9)           NON-CIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Debenture, and will at all times in good faith carry out all of the provisions of this Debenture and take all action as may be required to protect the rights of the Holder of this Debenture.

(10)         RESERVATION OF AUTHORIZED SHARES.

(a)          Reservation. The Company initially shall reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Debentures equal to at least 110% of the Conversion Rate with respect to the Conversion Amount of each such Debenture as of the Issuance Date. So long as any of the Debentures are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Debentures, 110% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Debentures then outstanding (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Debentures and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Debentures based on the principal amount of the Debentures held by each holder at the Closing (as defined in the Securities Purchase Agreement) or as increased in accordance herewith, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Debentures, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Debentures shall be allocated to the remaining holders of Debentures, pro rata based on the principal amount of the Debentures then held by such holders.

(b)          Insufficient Authorized Shares. If at any time while any of the Debentures remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Debentures at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Debentures then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 60 days after such occurrence, the Company shall obtain stockholder approval for an increase in the number of authorized shares of Common Stock. In connection with obtaining such approval, the Company shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(11)         VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Debenture, except as required by law, including but not limited to the General Corporation Law of Delaware, and as expressly provided in this Debenture.

(12)         COVENANTS.

(a)           Rank. The Indebtedness evidence by this Debenture shall rank pari passu with all Other Debentures.

(b)          Incurrence of Indebtedness. So long as this Debenture is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than the (i) Indebtedness evidenced by this Debenture and the Other Debentures and (ii) other unsecured Indebtedness in a principal amount not to exceed $__ at any one time outstanding.

(c)          Existence of Liens. So long as this Debenture is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, grant or suffer to exist any Lien on any property or assets (including accounts and contract rights) of the Company or any of its Subsidiaries, other than Permitted Liens.

(d)          Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, (i) declare or make, or agree to pay for or make, directly or indirectly, any Restricted Payment, or (ii) be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of its equity securities or any option, warrant (other than the Warrants and other options and warrants of the Company outstanding on the date hereof, including the payment of cash in lieu of the issuance of fractional shares in respect of any of the foregoing) or other right to acquire any such shares of equity securities, except that any Subsidiary of the Company may declare and pay dividends with respect to its equity securities to the Company.

(e)          Sale of Stock. The Company shall not, so long as this Debenture is outstanding, sell or offer for sale any Common Stock for a price of less than $0.03 per share without the prior written consent of the Required Holders, which consent may be withheld by them in their sole discretion.

(13)         AMENDMENTS TO TERMS OF DEBENTURES. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders shall be required for any change or amendment to terms of this Debenture or the Other Debentures. Any change or amendment so approved shall be in writing and shall be binding upon all existing and future holders of this Debenture and any Other Debentures.

(14)        TRANSFER. Subject to compliance with all applicable securities laws. this Debenture may be offered, sold, assigned or transferred by the Holder without the consent of the Company. This Debenture may be transferred in full, but not in part.

(15)         REISSUANCE OF THIS DEBENTURE.

(a)          Transfer. If this Debenture is to be transferred, the Holder shall surrender this Debenture to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Debenture (in accordance with Section 15(c)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder.

(b)          Lost, Stolen or Mutilated Debenture. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the Holder a new Debenture (in accordance with Section 15(c)) representing the outstanding Principal.

(c)          Issuance of New Debentures. Whenever the Company is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the face of such new Debenture, the Principal remaining outstanding together with accrued and unpaid Interest thereon, (iii) shall have an issuance date, as indicated on the face of such new Debenture, which is the same as the Issuance Date of this Debenture and (iv) shall have the same rights and conditions as this Debenture.

(16)        CONSTRUCTION; HEADINGS. The Company and all the Investors (as defined in the Securities Purchase Agreement) having been represented by counsel in connection with this Debenture and the transactions contemplated hereby and having had adequate opportunity to negotiate the terms hereof, the principle that agreements are to be construed against the party drafting same shall be inapplicable. The headings of this Debenture are for convenience of reference and shall not form part of, or affect the interpretation of, this Debenture.

(17)         FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(18)         DISPUTE RESOLUTION. In the case of a dispute as to the arithmetic calculation of the Conversion Rate, the Company shall submit the disputed arithmetic calculations via facsimile within two (2) Business Days after (i) receipt of the Conversion Notice (in the case of an optional conversion pursuant to Section 4(a)), (ii) a Qualified Transaction (in the case of a mandatory conversion pursuant to Section 4(b)) or (iii) such other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within one (1) Business Day thereafter, then the Company shall, within two (2) Business Days thereafter submit via facsimile the disputed arithmetic calculation of the Conversion Rate to the Company’s independent, outside accountant. The Company, at the Company’s expense, shall cause the accountant to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time such accountant receives the disputed determinations or calculations. Such accountant’s determination or calculation shall be binding upon all parties absent demonstrable error.

(19)        NOTICES; PAYMENTS.

(a)          Notices. Whenever notice is required to be given under this Debenture, unless otherwise provided herein, such notice shall be given in accordance with Section 9.4 of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Debenture, including a reasonably detailed description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) as soon as practicable upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty days prior to the date on which the Company closes its books or takes a record for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b)          Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Debenture, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Investors, shall initially be as set forth on the applicable signature page attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Debenture is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.

(20)         CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Debenture have been paid in full, this Debenture shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(21)        WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Debenture and the Securities Purchase Agreement.

(22)         GOVERNING LAW. This Debenture shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Debenture shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than the State of Delaware.

(23)         CERTAIN DEFINITIONS. For purposes of this Debenture, the following terms shall have the following meanings:

(a)           “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York and the nation of Israel are authorized or required by law to remain closed.

(b)           “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

(c)           “Change of Control” means any Fundamental Transaction other than (A) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(d)           “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement, which is the date the Company initially issued this Debenture pursuant to the terms of the Securities Purchase Agreement.

(e)            “Common Stock” means the shares of common stock, par value $0.0001 per share, of the Company.

(f)            “Default” means an event which with the giving of notice and/or the passage of time would result in an Event of Default.

(g)           “Event of Default” is defined in Section 5(a).

(h)           “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of either the outstanding shares of Common Stock or the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination) or (v) reorganize, recapitalize or reclassify its Common Stock (other than a reverse or forward stock split) or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock; provided however, that a Qualified Transaction shall not constitute a Fundamental Transaction.

(i)            “GAAP” means United States generally accepted accounting principles, consistently applied.

(j)            “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is given or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

(k)           “Indebtedness” means of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

(1)           “Lien” means any mortgage, pledge, hypothecation, assignments deposit or preferential arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

(m)          “Material Indebtedness” means, on any date, with respect to the Company, any of its Subsidiaries or any combination thereof, Indebtedness (other than Indebtedness under the Transaction Documents) in an aggregate principal amount exceeding $250,000.

 (n)          “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on a U.S. Stock Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(o)           “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings diligently conducted for which adequate reserves have been established in accordance with GAAP, provided that enforcement of such Lien is stayed pending such contest, (ii) landlords’, carriers’, warehousemen’s, mechanics’, workers’, suppliers’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been established in accordance with GAAP, provided that enforcement of such Lien is stayed pending such contest, (iii) Liens (if any) securing the Company’s obligations under the Debentures, (iv) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (v) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (vi) judgment Liens in respect of judgments that would not cause an Event of Default under Section 5(a)(ix), (vii) Liens arising or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security or public liability laws or similar legislation, other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended, (viii) customary rights of set off, bankers’ liens, refunds or charge backs, under deposit agreements, the Uniform Commercial Code or common law, of banks or other financial institutions where the Company or any of its Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business, (ix) Liens which arise under Article 4 of the Uniform Commercial Code in any applicable jurisdictions on items in collection and documents and proceeds related thereto and (x) deposits of cash with the owner or lessor of premises leased and operated by the Company or any of its Subsidiaries in the ordinary course of business to secure the performance by the Company or such Subsidiary of its obligations under the terms of the lease of such premises.

(p)           “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(q)           “Required Holders” means the holders of Debentures representing at least 51% of the aggregate Principal amount of the Debentures then outstanding.

(r)            “Restricted Payments” means, as to any Person, any dividend or other distribution by such Person (whether in cash, securities or other property) with respect to any shares or units of any class of equity securities of such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares or units or any option, warrant or other right to acquire any such shares or units.

(s)           “SEC” means the United States Securities and Exchange Commission.

(t)            “Securities Purchase Agreement” means that certain securities purchase agreement by and among the Company and the initial holders of the Debentures pursuant to which the Company issued the Debentures.

(u)           “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on a U.S. Stock Market, Successor Entity shall mean such Person’s Parent Entity.

(v)           “Transaction Documents” has the meaning ascribed to such term in the Securities Purchase Agreement.

(w)          “Warrants” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed as of the Issuance Date set out above.

MEDGENICS, INC.

By:
Name:
Title:

[Signature Page to Convertible Debenture]

EXHIBIT I

MEDGENICS, INC.
CONVERSION NOTICE

Reference is made to the Convertible Debenture (the “Debenture”) issued to the undersigned by Medgenics, Inc. (the “Company”). In accordance with and pursuant to the Debenture, the undersigned hereby elects to convert the Conversion Amount (as defined in the Debenture) of the Debenture (as indicated below) into shares of Common Stock (as defined in the Debenture), as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Debenture is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

Account Number:
(if electronic book entry transfer)

Transaction Code Number:
(if electronic book entry transfer)

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby [agrees] [directs [Insert Name of Transfer Agent]] to issue the above indicated number of shares of Common Stock [in accordance with the Transfer Agent Instructions dated _____________ from the Company and acknowledged and agreed to by [Insert Name of Transfer Agent]].

MEDGENICS, INC.

By:
Name:
Title: